UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

202 6th Street, Suite 400
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events

On May 16, 2018, an Asset Purchase Agreement (the “Purchase Agreement”) was entered into by and among Where Food Comes From, Inc. (“WFCF” or the “Company”) and Sow Organic, LLC (“Seller”).

Pursuant to the Purchase Agreement, WFCF purchased the business assets of the Seller for aggregate consideration of approximately $883,100, which includes $450,000 in cash and 217,654 shares (the “Shares”) of common stock of WFCF valued at approximately $433,100 based upon the closing price of our stock on May 16, 2018, of $1.99 per share. The Company issued the Shares in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

We believe the transaction adds complementary solutions and services. Sow Organic’s software as a service (SaaS) model allows organic certification bodies to automate and accelerate new customer onboarding by converting traditional paper-based processes to digital format, resulting in lower costs, improved workflow management and increased productivity. Sow Organic’s unique design allows certification bodies to digitize any certification scheme. Likewise, the software affords producers and handlers a more efficient way to become certified and to digitally manage their records on an ongoing basis, including completing annual certification requirements fully online.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
99.1	Press Release issued and dated May 17, 2018

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)
Date: May 22, 2018	By:	/s/ Dannette Henning
Dannette Henning
Chief Financial Officer